For Immediate Release

Contacts:
Peerless Systems Corporation: Investor Contact:
John Rigali Geoff High
Chief Financial Officer Pfeiffer High Investor Relations, Inc.
(310) 297-3146 (303) 393-7044

Peerless Systems Corporation Announces Results of Annual Meeting of Stockholders

EL SEGUNDO, Calif., July 13, 2007 - Peerless Systems Corporation (Nasdaq: PRLS), a provider of advanced imaging and networking technologies and components to the digital document market, today announced that at the Company’s Annual Meeting of Stockholders held Monday July 9, 2007, stockholders elected Richard L. Roll, Timothy E. Brog, Louis C. Cole and William B. Patton, Jr. to its board of directors. In addition, stockholders ratified the board’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2008. Stockholders did not approve the amendment of the Company’s 2005 Incentive Award Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan by 500,000 shares.

In a board meeting following the Annual Meeting of Stockholders, the board reaffirmed its interest in increasing the number of directors by up to three additional individuals and is actively interviewing candidates. Until the board adds additional members, it has appointed Mr. Brog as acting chairman of the board and as acting chairman of the Audit Committee. In addition, Louis C. Cole and William B. Patton, Jr. were appointed chairman of the Nominating and Corporate Governance Committee and the Compensation Committee, respectively.

“I look forward to working with this new board of directors to grow our business and maximize shareholder value,” said Richard L. Roll, chief executive officer of Peerless.

About Peerless Systems Corporation
Founded in 1982, Peerless Systems Corporation is a provider of imaging and networking technologies and components to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an imaging controller. Peerless’ broad line of scalable software and silicon offerings enables its customers to shorten their time-to-market and reduce costs by offering unique solutions for multiple products. Peerless’ customer base includes companies such as Canon, IBM, Konica Minolta, Kyocera Mita, Lenovo, OkiData, Ricoh, RISO, Seiko Epson and Xerox. Peerless also maintains strategic partnerships with Adobe and Novell. For more information, visit Peerless’ web site at www.peerless.com.

Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995

Statements made by us in this press release that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the Board of Director’s interest in increasing the number of directors by up to three additional individuals. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Statements that use words such as we “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Such risks and uncertainties include, among other things, our ability to identify, attract and retain additional members of our Board of Directors, changing competitive and market conditions, our reliance on certain OEM customers for significant portions of our revenues, the sufficiency of our capital resources, any adverse change in our relationship with Adobe Systems Incorporated and Novell, Inc, increased competition both from in-house OEM products and low cost offshore competitors, the impact of Microsoft’s Vista™ operating system, reduced demand for our existing monochrome technologies, the rapid changes taking place in the emerging color print devices markets, contract backlog will be realized, our ability to identify new customers or place our technology in a broader base of products, our ability to leverage core competencies and find product segments that blend well with our core business, our ability to successfully enter new software application sectors, our ability to maintain our profit objectives and create compelling margins, the tenure of the competitive advantage of our old and new technologies, our reliance on block licensing, our ability to develop and market our advanced devices and software, the validity and protection of our intellectual property rights and our ability to execute our business plan and strategic partnering transactions.

The above risks, and others, are described in further detail in our reports filed with the Securities and Exchange Commission, including, but not limited to, those described under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended January 31, 2007, filed on April 13, 2007, and those described under “Item 1A. Risk Factors” in the most recent Quarterly Report on Form10-Q for the quarter ended April 30, 2007, filed on June 11, 2007.

Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.